Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.17

EXECUTIVE SEVERANCE AGREEMENT

This Executive Severance Agreement (this “Agreement”) is made as of this 1st day of April, 2013, between Apria Healthcare Group Inc., a Delaware corporation (the “Company”), and Robert P. Walker (the “Executive”).

RECITALS

A. It is the desire of the Company to retain the services of the Executive and to recognize the Executive’s contribution to the Company.

B. The Company and the Executive wish to set forth certain terms and conditions of the Executive’s employment.

C. The Company wishes to provide to the Executive certain benefits in the event that his employment is terminated by the Company without Cause (as defined below) or in the event that he terminates his employment for Good Reason (as defined below), in order to encourage the Executive’s performance and continued commitment to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1. Positions and Duties. During the period of his employment with the Company (the “Period of Employment”), the Executive shall serve as the Company’s Executive Vice President, Managed Care, of its subsidiary, Apria Healthcare, Inc., or in such other position and shall undertake such duties and have such authority as the Company, through the Chief Executive Officer of its subsidiary, Apria Healthcare, Inc., shall assign to the Executive from time to time in the Company’s sole and absolute discretion. The Company has the right to change the nature, amount or level of authority and responsibility assigned to the Executive at any time, for any reason or no reason, and with or without cause. The Company may also change the title or titles assigned to the Executive at any time, for any reason or no reason, and with or without cause. The Executive agrees to devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive further agrees that he shall not undertake any outside activities which create a conflict of interest with his duties to the Company, or which, in the judgment of the Chief Executive Officer of the Company, interfere with the performance of the Executive’s duties to the Company.

2. Compensation and Benefits. During the Period of Employment, the Executive shall be entitled to the compensation and benefits set forth in this Section 2.

(a) Salary. The Executive’s salary shall be such salary as the Company assigns to him from time to time in accordance with its regular practices and policies. The parties to this Agreement recognize that the Company may, in its sole discretion, change such salary on a prospective basis at any time.

(b) Bonus. The Executive shall be entitled to participate in the Company’s Executive Bonus Plan or such other bonus plans applicable to his position as may be in effect from time to time. The parties to this Agreement recognize that such bonus plans may be amended and/or terminated by the Company at any time without the consent of the Executive in accordance with the terms of such bonus plans.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) Expenses. The Executive shall be entitled to receive reimbursement for all reasonable and customary expenses incurred by the Executive in performing services for the Company in accordance with the Company’s reimbursement policies as they may be in effect from time to time. The parties to this Agreement recognize that such policies may be amended and/or terminated by the Company at any time without the consent of the Executive. Any reimbursement made to the Executive pursuant to this Section 2(c) shall be made as soon as reasonably practicable but in all events not later than the end of the calendar year following the year in which the related expense was incurred.

(d) Other Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs and arrangements of the Company (including, without limitation, equity grants and insurance, retirement and vacation plans, the deferred compensation plan and any other programs and arrangements), in accordance with the terms of such plans, programs or arrangements as they shall be in effect from time to time; provided, however, that nothing herein shall entitle the Executive to any specific awards under the Company’s equity compensation plans or other discretionary employee benefit plans. The parties to this Agreement recognize that the Company may terminate or modify such plans, programs or arrangements at any time without the consent of the Executive.

3. Grounds for Termination. The Executive’s employment may be terminated by the Company or the Executive at any time, for any reason or no reason, with or without Cause or Good Reason (as such terms are defined below), and except as expressly provided herein, with or without any advance notice. The Executive’s employment may end for any one of the following reasons:

(a) Without Cause or Good Reason. The Executive or the Company may terminate the Executive’s employment at any time, without Cause (in the case of the Company) or for Good Reason (in the case of the Executive), by giving the other party to this Agreement at least thirty (30) days advance written notice of such termination.

(b) Death. The Executive’s employment hereunder shall terminate upon his death.

(c) Disability. If, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been unable to perform the essential functions of his position, even with reasonable accommodation that does not impose an undue hardship on the Company, on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period), shall not have returned to the performance of his duties hereunder on a full-time basis (a “disability”), the Company may terminate the Executive’s employment on account of such disability.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) Cause. The Company may terminate the Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has (i) engaged in or committed willful misconduct; (ii) engaged in or committed theft, fraud or other illegal conduct; (iii) refused or demonstrated an unwillingness to substantially perform his duties after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; (iv) refused or demonstrated an unwillingness to reasonably cooperate in good faith with any Company or government investigation or provide testimony therein (other than such failure resulting from the Executive’s disability); (v) engaged in or committed insubordination; (vi) engaged in or committed any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; (vii) violated any fiduciary duty; (viii) violated Executive’s duty of loyalty to the Company; (ix) violated the Company’s Code of Ethical Business Conduct; (x) used alcohol or drugs (other than drugs prescribed to the Executive by a physician and used by the Executive for their intended purpose for which they had been prescribed) in a manner which materially and repeatedly interferes with the performance of his duties hereunder or which has the effect of materially injuring the reputation or business of the Company; or (xi) engaged in or committed a breach of any term of this Agreement. For purposes of the above clauses (i) and (vi) of this Section 3(d), no act, or failure to act, on the Executive’s part shall be considered willful unless done or omitted to be done, by him without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without delivery to the Executive of a notice of termination signed by the Company’s Chief Executive Officer stating that, in the good faith opinion of the officer signing such notice, the Executive has engaged in or committed conduct of the nature described above in the second sentence of this Section 3(d), and specifying the particulars thereof.

4. Payments upon Termination.

(a) Without Cause or with Good Reason. In the event that the Executive’s employment is terminated by the Company for any reason other than death, disability or Cause as defined in Sections 3(b), (c) and (d) of this Agreement, or in the event that the Executive terminates his employment hereunder with Good Reason as defined in Section 4(c) of this Agreement, the Executive shall be entitled to receive severance pay in an aggregate amount equal to 100% of his Annual Compensation, which shall be paid, subject to Section 11(b), in periodic installments in accordance with the Company’s customary payroll practices over a period of one (1) year, less any amounts required to be withheld by applicable law, with the first such installment payable (except as provided in the next sentence) in the month following the month in which the Executive’s Separation from Service (as such term is defined in Section 4(g)) occurs; provided, however, that any such payment shall be contingent upon the Executive’s execution and delivery to the Company of a valid release of all claims the Executive may have against the Company in a form acceptable to the Company and continued compliance with the restrictive covenants described in Sections 7-9 below; and provided, further, that, if the Executive provides such release of claims, in no event shall the Executive be entitled to payment pursuant to this Section 4(a) of less than $5,000, which amount the parties agree is good and adequate consideration, in and of itself, for such release. In the event that the period of time for the Executive to deliver such release, and for such release to become irrevocable under

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

applicable law, spans two taxable years of the Executive, the first installment of any such severance shall be paid in the second of such two taxable years. The Company will also pay to the Executive any Accrued Obligations (as defined in Section 4(f) below).

(b) Annual Compensation. For purposes of this Section 4, the term “Annual Compensation” means an amount equal to the Executive’s annual base salary at the rate in effect on the date on which the Executive received or gave written notice of his termination, plus the sum of (i) an amount equal to the average of the Executive’s two most recent annual bonuses, if any, received prior to the notice of termination, and (ii) an amount determined by the Company from time to time in its sole discretion to be equal to the annual cost of providing the Executive with a continuation of his medical, dental and vision insurance under COBRA, including the cost of his participation in the Senior Executive Medical and Dental Programs. The following rules shall apply solely for purposes of calculating Annual Compensation under this Agreement in the event the Executive has been employed by the Company for a period which does not include two full annual bonus cycles.

(i)

In the event the Executive’s annual bonus for either of the two years in question was a prorated bonus due to the Executive having worked a partial year, the Executive’s prorated bonus or bonuses shall be recalculated to reflect the target bonus the Executive would have received had the Executive worked for the entire year.

(ii)

In the event the Executive has been employed by the Company for less than one year and for that reason has not yet received an annual bonus, then the Executive’s average annual bonus shall be deemed to be 100% of the Executive’s annual base salary rate as of the date of the Executive’s employment with the Company.

(iii)

In the event the Executive has been employed for less than two full annual bonus cycles and only one annual bonus has been calculated for the Executive, then the amount of that annual bonus shall be deemed to be the average of the Executive’s annual bonuses.

(c) Good Reason. For purposes of this Section 4 the term “Good Reason” means the occurrence of any of the following, without the written consent of the Executive:

(i)

any material reduction in the Executive’s annual base salary; provided that, for this purpose, in no event shall a general one-time “across-the-board” salary reduction not exceeding ten percent (10%) which is imposed simultaneously on all executive officers of the Company be considered a “material reduction”;

(ii)

any requirement by the Company that the Executive relocate his residence to be based at an office location which will result in an increase of more than thirty (30) miles in the Executive’s one-way commute (which the parties agree constitutes a “material” relocation), except in connection with a relocation of the Company’s principal executive offices; or

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(iii)	failure of the Company to require a successor to expressly assume and perform this Agreement in accordance with Section 5(a) below.

provided, however, that any such condition or conditions, as applicable, shall not constitute grounds for “Good Reason” unless both (x) the Executive provides written notice to the Company of the condition claimed to constitute grounds for Good Reason within sixty (60) days of the initial existence of such condition(s), and (y) the Company fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Executive’s employment with the Company shall not constitute a termination for “Good Reason” unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute grounds for such a “Good Reason.”

(d) Release of all Claims. The Executive understands and agrees that the Company’s obligation to pay the Executive severance pay under this Agreement is subject to the Executive’s execution and delivery to the Company of a valid written waiver and release of all claims which the Executive may have against the Company and/or its successors in a form acceptable to the Company in its sole and absolute discretion.

(e) No Mitigation or Offset. Notwithstanding anything herein to the contrary, the amount of any payment or benefit provided for in this Section 4 shall not be reduced, offset or subject to recovery by the Company or any of its subsidiaries or affiliates by reason of any compensation earned by the Executive as the result of employment by another employer after the Executive’s employment with the Company terminates for any reason, unless such employment violates the restrictions of Section 7 of this agreement. In addition, the Executive shall be under no obligation to seek other employment or to take any other actions to mitigate the amounts payable under this Section 4.

(f) Termination Due To Death, Disability or Cause; Termination by Executive Other Than for Good Reason. In the event that the Executive’s employment is terminated due to his death or disability, by the Company for Cause or by the Executive other than for Good Reason, the Company shall not be obligated to pay the Executive any amount other than reimbursement for business expenses incurred prior to his termination and in compliance with the Company’s reimbursement policies, any unpaid salary for days worked prior to the termination, all other amounts accrued or earned by the Executive through the date of termination under the then existing plans and policies of the Company, and any amounts owing in respect of the Company’s indemnification obligations to the Executive (collectively, the “Accrued Obligations”).

(g) Separation from Service. As used herein, a “Separation from Service” occurs when the Executive dies, retires, or otherwise has a termination of employment with the Company that constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-l(h)(l), without regard to the optional alternative definitions available thereunder.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5. Successors; Binding Agreement.

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, “Company” shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrator, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.

6. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile, email or other form of written electronic transmission, by overnight courier or by registered or certified mail, postage prepaid, or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Robert P. Walker

[redacted]

If to the Company:

Apria Healthcare Group Inc.

26220 Enterprise Court

Lake Forest, California 92630

Attention: Executive Vice President, Human Resources

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

7. Antisolicitation; Noncompetition.

(a) The Executive promises and agrees that, during the period of his employment by the Company and for a period of one year thereafter, he will not influence or attempt to influence customers or patients of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company, where the identity of the customer or patient, or any information concerning the relationship between the customer or patient and the Company, is a trade secret or other Confidential Material (as defined below).

(b) In order avoid the disclosure by the Executive of the Company’s trade secrets or other Confidential Material, the Executive promises and agrees that, during the period of his employment by the Company and for a period of one year thereafter, he will not enter business or work with or for, whether as an employee, consultant or otherwise, any of the following corporations, their successors or their respective parent/holding companies, subsidiaries or affiliates: Lincare Holdings, Inc.; Rotech Healthcare, Inc.; American HomePatient, Inc.; Aerocare; Preferred Homecare/Lifecare Solutions; Braden Partners, dba Pacific Pulmonary Services; The MedGroup; Van G. Miller Associates, dba VGM and Landauer Metropolitan.

(c) The Executive expressly acknowledges and agrees that if the Company has a reasonable good faith belief that he is in violation of any of the restrictive covenants set forth in this Section 7 or in Sections 8 or 9, then the Company, following written notice to the Executive explaining the basis for its belief, may suspend any future payments scheduled to be made pursuant to Section 4, unless and until the Executive establishes to the Company’s reasonable good faith satisfaction that no such violation has occurred.

8. Soliciting Employees. The Executive promises and agrees that, for a period of one year following termination of his employment, he will not, directly or indirectly, solicit any of the Company employees who earned annually $50,000 or more as a Company employee during the last six months of his own employment to work for any other business, individual, partnership, firm, corporation, or other entity.

9. Confidential Information.

(a) The Executive, in the performance of his duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but not limited to systems technology, field operations, reimbursement, development, marketing, organizational, financial, management, administrative, clinical, customer, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the “Confidential Material”). All such Confidential Material is considered

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secret and will be available to the Executive in confidence. Except in the performance of duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of the Executive’s) to be confidential because it has become part of the public domain. All records, files, drawings, documents, notes, disks, diskettes, tapes, magnetic media, photographs, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company’s business, which the Executive prepares, uses or encounters during the course of his employment, shall be and remain the Company’s sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in the Executive’s possession or under the Executive’s control.

(b) The Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company’s Confidential Material by any means whatsoever and at any time before, during or after the Executive’s employment with the Company shall constitute unfair competition. The Executive agrees he shall not engage in unfair competition either during the time employed by the Company or any time thereafter.

10. Parachute Limitation. Notwithstanding any other provision of this Agreement, the Executive shall not have any right to receive any payment or other benefit under this Agreement, any other agreement, or any benefit plan if such right, payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all other agreements, and all benefit plans, would cause any right, payment or benefit to the Executive under this Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a “Parachute Payment”). In the event that the receipt of any such right or any other payment or benefit under this Agreement, any other agreement, or any benefit plan would cause the Executive to be considered to have received a Parachute Payment under this Agreement, then the Executive shall have the right, in the Executive’s sole discretion, to designate those rights, payments or benefits under this Agreement, any other agreements, and/or any benefit plans, that should be reduced or eliminated so as to avoid having the right, payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

11. Section 409A.

(a) It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Section 409A”) so as not to subject the Executive to payment of any interest or additional tax imposed under Section 409A. To the extent that any amount payable under this Agreement would trigger the additional tax imposed by Section 409A, the Agreement shall be construed and interpreted in a manner to avoid such additional tax yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Executive.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Notwithstanding any provision of this Agreement to the contrary, if the Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-l(i) as of the date of the Executive’s Separation from Service, the Executive shall not be entitled to any payment or benefit pursuant to Section 4(a) until the earlier of (i) the date which is six (6) months after the Executive’s Separation from Service for any reason other than death, or (ii) the date of the Executive’s death. Any amounts otherwise payable to the Executive upon or in the six (6) month period following the Executive’s Separation from Service that are not so paid by reason of this Section 11(b) shall be paid as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Executive’s Separation from Service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Executive’s death), and any such payments shall be increased by an amount equal to interest on such payments for the period commencing with the date such payment would have otherwise been made but for this Section 11(b) (the “Original Payment Date”) and ending on the date such payment is actually made, at an interest rate equal to the prime rate in effect as of the Original Payment Date plus one point (for this purpose, the prime rate will be based on the rate published from time to time in The Wall Street Journal). The provisions of this Section 11(b) shall only apply if, and to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.

12. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the EVP, Human Resources or Chief Executive Officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee without regard to its conflicts of law principles.

13. Severability. The provisions of this Agreement are severable and in the event that a court of competent jurisdiction determines that any provision of this Agreement is in violation of any law or public policy, in whole or in part, only the portions of this Agreement that violate such law or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall not be affected thereby and shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence

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Arbitration Association’s National Rules for Resolution of Employment Disputes as then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7, 8 or 9 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company’s posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. Each party shall pay its own attorneys’ fees and costs. If any party prevails on a statutory claim which affords attorneys’ fees and costs, the arbitrator may award reasonable attorneys’ fees and/or costs to the prevailing party. The fees and expenses of the arbitrator and the arbitration shall be borne by the Company.

16. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

[signature page follows]

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

APRIA HEALTHCARE GROUP INC.

By:	/s/ Shawn Williams
Name: Shawn Williams
Title: Executive Vice President, Human Resources

EXECUTIVE

By:	/s/ Robert P. Walker
Name: Robert P. Walker